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                                                                    EXHIBIT 10.1

                        CIGNA SUPPLEMENTAL PENSION PLAN
                 (Amended and Restated effective July 28, 1993)


WHEREAS, CIGNA Corporation, on its own behalf and on behalf of those of its subsidiaries and affiliates which participate in the CIGNA Pension Plan, established the CIGNA Supplemental Pension Plan (the "Plan"), effective January 1, 1983, to provide to eligible employees retirement benefits which would otherwise be provided by the CIGNA Pension Plan but for certain restrictions on the benefits payable under the CIGNA Pension Plan;

WHEREAS, This Plan is intended to be an "excess benefit plan" under section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of section 401(a)(1) of ERISA; and

WHEREAS, CIGNA has amended this Plan from time to time and wishes to amend it further;

NOW, THEREFORE, CIGNA amends and restates the Plan in its entirety.


ARTICLE I        DEFINITIONS

         Except as otherwise provided in this document, terms indicated by capitalized initial letters whenever they appear in the plan shall have the same definitions in this Plan as in the CIGNA Pension Plan. Otherwise, the following definitions apply to this Plan:

1.1 "CIGNA" shall mean CIGNA Corporation, a Delaware corporation, or its successor.

1.2 "Committee" shall mean the Corporate Benefit Plan Committee of CIGNA, or a successor committee or person designated by CIGNA's Chief Executive Officer.

1.3 "Company" shall mean CIGNA Corporation and those of its subsidiaries and affiliates which participate in the CIGNA Pension Plan.

1.4 "Deferred Compensation Plan" shall mean the Deferred Compensation Plan of CIGNA Corporation, any successor plan, and any similar plans or arrangements maintained by the Company.





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1.5      "Participant" shall mean any Eligible Employee who is eligible to participate in the Plan but only to the extent that the employee has, or might in the event of Retirement at his earliest Early Retirement Date under the Pension Plan have, an Accrued Benefit as defined in
         Section 3.01 of the Plan.

1.6 "Pension Plan" shall mean the CIGNA Pension Plan, a defined benefit pension plan, or its successor plan(s).

1.7 "Rabbi Trust" shall mean a grantor trust, the assets of which will not be subject to the claims of creditors of the Company, except in the case of the bankruptcy or insolvency of the Company.

1.8 "Supplemental Pension Benefit" shall mean the benefit payable to a Plan Participant as described in Article III.

1.9 "Supplemental Post-Retirement Surviving Spouse Benefit" shall mean the benefit payable to Participant's surviving Spouse as described in
         Section 4.3 of the Plan.

1.10 "Supplemental Post-Retirement Survivor Benefit" shall mean the benefit payable to Participant's contingent survivor as described in Section
         4.4 of the Plan.

1.11 "Supplemental Pre-Retirement Surviving Spouse Benefit" shall mean the benefit payable to Participant's surviving Spouse as described in
         Section 4.5 of the Plan.


ARTICLE II       ELIGIBILITY

         All Eligible Employees of the Company who are participants in the Pension Plan shall be eligible to participate in this Plan. In no event shall an employee who is not entitled to benefits under the Pension Plan be entitled to benefits under this Plan.


ARTICLE III      SUPPLEMENTAL PENSION BENEFIT

3.1      Accrual of Benefit

         A Participant shall accrue under this Plan a Supplemental Pension Benefit which shall equal the excess of (a) over (b) where:

         (a) is the Accrued Benefit the Participant would have under the Pension Plan if the Pension Plan were administered without regard to:





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                 (1)      the limitations imposed on retirement benefits
                          pursuant to section 415 of the Code;

                 (2)      the limitation on compensation imposed pursuant to
                          section 401(a)(17) of the Code; and

                 (3) the exclusion of compensation deferred under the Deferred Compensation Plan from the definition of Eligible Earnings; and

         (b)     is the Participant's actual Accrued Benefit under the Pension
                 Plan.

3.2      Vesting

         The vesting of a Participant's Supplemental Pension Benefit shall be subject to the same provisions applicable to the vesting of retirement benefits under the Pension Plan.

3.3      Calculation of Benefits

         The Supplemental Pension Benefit shall be expressed in the form of a single life annuity payable for the life of the Participant, commencing at the Participant's Normal Retirement Date. Such benefit shall be adjusted using the actuarial factors described in the Pension Plan to reflect the time and form of payment provided to the Participant.

3.4      Coordination with Other Retirement Benefits

         The Supplemental Pension Benefit shall be added to, and treated as being part of, the benefits payable to a Participant (or a Spouse or a Beneficiary) under the Pension Plan for the purposes of applying those provisions of other Company retirement plans, arrangements or agreements which provisions reduce benefits payable under such plans, arrangements or agreements by the amount of benefits payable under the Pension Plan.

3.5      Duration of Accruals

         No Participant shall accrue any Supplemental Pension Benefit under this Plan during any period in which benefit accruals under the Pension Plan have been suspended or after benefit accruals under the Pension Plan have ceased.





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ARTICLE IV       PAYMENT OF BENEFITS

4.1      Standard Form of Benefits

         (a) The Supplemental Pension Benefit under Article III of the Plan shall be paid to the Participant in the form of a single lump sum, unless the Committee approves an optional form of payment under Section 4.2 of the Plan. The amount of the single lump sum payment shall be the actuarial present value, determined using the applicable assumptions and methods under the Pension Plan as of the date of payment, of (1) the Supplemental Pension Benefit and (2) the Supplemental Post-Retirement Surviving Spouse Benefit described in Section 4.3 of the Plan, with both (1) and (2) stated in the form of a single life annuity.

         (b) The single lump sum payment shall be made in the January following Participant's termination of employment from the Company or, if later, the January following the year in which the Participant reaches age fifty-five (55).

4.2      Optional Form of Benefit

         (a) Notwithstanding the provisions of Section 4.1, a Participant may request to receive the Supplemental Pension Benefit in the same form in which his Pension Plan benefits are distributed.

         (b) A Participant's request for payment of the Supplemental Pension Benefit in this optional form shall be made in writing to the Plan Administrator. The request must be received by the Plan Administrator no later than thirteen (13) months before the date of payment.

                 The Committee may, in its sole and absolute discretion, waive the thirteen (13) month requirement set forth above for Participants whose termination of employment occurs before January 1, 1995.

         (c) The Plan Administrator shall forward any request made under paragraph 4.2(b) to the Committee, which shall consider any such request. In determining whether the request should be granted, the Committee shall consider the Participant's financial needs, including any other sources of retirement income, and the needs and financial security of the Participant's dependents. If the Committee, in its sole and absolute discretion, determines that the request should be granted, payment of the Participant's Supplemental Pension Benefit shall be in the optional form.





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4.3      Post-Retirement Surviving Spouse Benefits

         (a) If a Participant whose Supplemental Pension Benefit is paid in the optional form under Section 4.2 of the Plan dies after such payments have commenced and has a surviving Spouse who is eligible for a surviving Spouse benefit under Article V of the Pension Plan, then such Spouse shall also be eligible for a Supplemental Post-Retirement Surviving Spouse Benefit under this Plan.

         (b) The Supplemental Post-Retirement Surviving Spouse Benefit shall be paid to the eligible Spouse in the form of a single lump sum payment as soon as practicable after the Participant's death.

         (c) The amount of the Supplemental Surviving Spouse Benefit shall be equal to the lump sum present value, determined using the applicable assumptions and methods under the Pension Plan as of the date of payment, of the excess of (1) over (2) where:

                 (1) is the post-retirement surviving Spouse benefit which would be payable to the Spouse under the Pension Plan if such benefit were computed without regard to the items listed in Section 3.1 (a)(1), (2) and (3) of this Plan; and

                 (2) is the post-retirement surviving Spouse benefit which is actually payable under the Pension Plan.

         (d) No Supplemental Post-Retirement Surviving Spouse Benefit is available under this Plan if the Participant's Supplemental Pension Benefit is paid in the standard, single lump sum form under Section 4.1.

4.4      Other Post-Retirement Survivor Benefits

         (a) If a Participant, whose Supplemental Pension Benefit is paid in the optional form under Section 4.2 of the Plan that includes a contingent survivor annuity for someone other than the Participant's surviving Spouse, dies after payments in the optional form have commenced, then the survivor under the contingent annuity option shall be eligible for a Supplemental Post-Retirement Survivor Benefit under this Plan.

         (b) The Supplemental Post-Retirement Survivor Benefit shall be paid to the eligible survivor in the form of a single lump sum payment as soon as practicable after the Participant's death.





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         (c)     The amount of the Supplemental Post-Retirement Survivor
                 Benefit shall be equal to the lump sum present value, determined using the applicable assumptions and methods under the Pension Plan as of the date of payment, of the excess of
                 (1) over (2) where:

                 (1) is the post-retirement contingent survivor benefit which would be payable to the survivor under the Pension Plan if such benefit were computed without regard to the items listed in Section 3.1 (a)(1), (2) and (3) of this Plan; and

                 (2) is the post-retirement contingent survivor benefit which is actually payable under the Pension Plan.

         (d) No Supplemental Post-Retirement Survivor Benefit is available under this Plan if the Participant's Supplemental Pension Benefit is paid in the standard, single lump sum form under
                 Section 4.1.

4.5      Pre-Retirement Surviving Spouse Benefits

         (a) If a Participant who dies before the Supplemental Pension Benefit payment has been made under Section 4.1 (or before the date as of which payments have commenced under Section 4.2) has a surviving Spouse who is eligible for a pre-retirement surviving Spouse benefit under Article V of the Pension Plan, then such Spouse shall be eligible for a Supplemental Pre-Retirement Surviving Spouse Benefit under this Plan.

         (b) The Supplemental Pre-Retirement Surviving Spouse Benefit shall be paid to the eligible spouse in the form of a single lump sum payable as soon as practicable after the Participant's death.

         (c) The amount of the Supplemental Pre-Retirement Surviving Spouse Benefit shall be equal to the actuarial present value, determined using the applicable assumptions and methods under the Pension Plan as of the date of payment, of the excess of
                 (1) over (2) where:

                 (1) is the pre-retirement surviving Spouse benefit which would be payable to the Spouse under the Pension Plan if such benefit were computed without regard to the items listed in Section 3.1 (a)(1), (2) and (3) of this Plan; and

                 (2) is the pre-retirement surviving Spouse benefit which is actually payable under the Pension Plan.





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4.6      Lump Sum Benefits

         (a) At the sole discretion of the Plan Administrator, any benefits payable pursuant to this Article V which at any time either
                 (1) have a lump sum present value of less than twenty-five thousand dollars ($25,000) or (2) result in monthly installments of less than two hundred fifty dollars ($250) each may be commuted to a single lump sum payment and paid to the Participant, Spouse, or Beneficiary as appropriate.

         (b) A Participant who is paid a Supplemental Pension Benefit in the form of a single lump sum under Section 4.1 or this
                 Section 4.6 and who is later rehired by any Company shall not, upon subsequent Retirement or other termination of employment, be entitled to any additional Supplemental Pension Benefit under this Plan based upon any Credited Service used in the calculation of the initial Supplemental Pension Benefit payment. Furthermore, any Credited Service that is or would be disregarded under the preceding sentence in computing a Participant's Supplemental Pension Benefit shall also be disregarded in computing any survivor benefits payable under Sections 4.3, 4.4 or 4.5 of this Plan after Participant's reemployment.

4.7      Domestic Relations Orders

         An individual shall not qualify for a benefit under this Plan solely because such individual is entitled to a benefit under the Pension Plan by reason of a "qualified domestic relations order" (as defined in Section 206 of ERISA). Benefits under this Plan that would have been payable hereunder to such individual but for the preceding sentence shall be paid to those individuals who would have received benefits under the Pension Plan, if no such qualified domestic relations order was then in effect.


ARTICLE V        FUNDING

5.1      In General

         (a) This Plan shall be maintained as an unfunded plan which is not intended to meet the qualification requirements of section 401 of the Code. All benefits from this Plan shall be payable solely from the general assets of the Company. No separate or special fund shall be established and no segregation of assets shall be made to assure the payment of benefits from this Plan. A Participant shall have no right, title, or interest in or





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                 to any investments which the Company may make to aid in
                 meeting its obligations under this Plan.

         (b) Nothing contained in this document, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or the Plan Administrator and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured creditor of the Company.

         (c) Notwithstanding the above, the benefits payable under this plan may be funded through a Rabbi Trust.


ARTICLE VI       ADMINISTRATION

6.1      Plan Administrator

         (a) The Plan shall be administered by a Plan Administrator appointed by the Committee, or its designee. The Plan Administrator shall have full power and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan, to make any other determinations including determinations as to eligibility for, and the amount of, benefits payable under the Plan, and to take such other actions as it deems necessary or advisable in carrying out its duties under the Plan.

         (b) All decisions, interpretations and determinations by the Plan Administrator shall be final and binding on the Company, Participants and any other persons having or claiming an interest under this Plan.

6.2      Amendment or Termination

         Subject to Section 6.3 of the Plan, CIGNA, through its Board of Directors, or the People Resources Committee of the Board of Directors (or a successor committee), may amend or terminate this Plan at any time, in whole or in part, if it deems such amendment or termination necessary or desirable. No amendment or termination shall impair or adversely affect any benefits accrued under the Plan in which the Participant was vested as of the date of such action.





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6.3      Change of Control

         For a three (3) year period beginning on the effective date of a Change of Control and with respect to Plan Participants on that date:

         (a)     the Plan shall not be terminated;

         (b) the accrual of Supplemental Pension Benefits by Participants shall not be stopped, suspended or otherwise adversely affected;

         (c) and the rate at which Supplemental Pension Benefits accrue for Participants shall not be reduced.

         CIGNA reserves the right to amend or eliminate this paragraph 6.3 at any time prior to a Change of Control.


ARTICLE VII      MISCELLANEOUS

7.1      Notices

         Each Participant shall be responsible for furnishing the Plan Administrator with the current and proper address for the mailing of notices, reports and benefit payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address.

7.2      Lost Distributees

         A benefit shall be deemed forfeited if the Plan Administrator is unable to locate the Participant or beneficiary to whom payment is due, after diligent effort for a period of at least two (2) years, provided, however, that the Plan Administrator shall have the authority (but not the obligation) to reinstate such benefit upon the later discovery of a proper payee for such benefit. Mailing of a notice in writing, by certified or registered mail, to the last known address of the Participant and to the beneficiaries of such Participant (if the addresses of such beneficiaries are known to the Plan Administrator) not less frequently than once each year for the two-year period shall be considered a diligent effort for this purpose.





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7.3      Nonalienation of Benefits

         None of the payments, benefits or rights of any Participant or beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or beneficiary. No Participant or beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right, to the extent applicable, to designate a beneficiary or beneficiaries to receive any benefits payable upon the Participant's death, and to change such beneficiary designations from time to time by taking such action under the Pension Plan.

7.4      Reliance on Data

         The Company, the Plan Administrator and all other persons associated with the Plan's operation shall have the right to rely on the veracity and accuracy of any data provided pursuant to, or in respect of, this Plan or the Pension Plan by the Participant or by any beneficiary, including representations as to age, health and marital status. Such representations are binding upon any party seeking to claim a benefit through a Participant. The Company, the Plan Administrator and all other persons associated with the Plan's operation are absolved completely from inquiring into the accuracy or veracity of any such representation made at any time by a Participant or beneficiary.

7.5      No Contract of Employment

         Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whomsoever, the right to be retained in the service of the Company, and all Participants and other persons shall remain subject to discharge to the same extent as if the Plan had never been adopted.

7.6      Effect on Other Plans

         Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees.





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7.7      Severability of Provisions

         If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

7.8      Heirs, Assigns and Personal Representatives

         The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and beneficiary, present and future.

7.9      Payments to Minors, Etc.

         Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto.

7.10     Headings and Captions

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

7.11     Gender and Number

         Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

7.12     Controlling Law

         The Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, to the extent not preempted by federal law, which shall otherwise control.





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                 IN WITNESS WHEREOF, CIGNA Corporation has caused this Amended and Restated Plan to be executed by the undersigned officers on the 28th day of July, 1994, to be effective as of July 28, 1993.



[Corporate Seal]

Attest:                                           CIGNA CORPORATION

/s/Carol J. Ward                                  /s/Donald M. Levinson
- ----------------                                  ---------------------
Carol J. Ward                                     Donald M. Levinson
Corporate Secretary                               Executive Vice President







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